Exhibit 99.1

Contact:	NEWS RELEASE

Steve Workman
Senior VP Finance, Chief Financial Officer
Finisar Corporation
408-542-4102
steve.workman@finisar.com

Shelby Palmer	Larry Splett
Investor Relations	Director of Marketing Communications
Finisar Corporation	Honeywell Automation & Control Solutions
408-542-5050	952-656-1682
investor.relations@finisar.com	larry.splett@honeywell.com

Finisar Completes Acquisition of Honeywell
VCSEL Optical Products Business

Acquisition enhances Finisar’s position as a leading supplier of high-speed fiber optic datacom products

SUNNYVALE, Calif.—(Market Wire) March 1, 2004— Finisar Corporation (NASDAQ: FNSR) and Honeywell International Inc. (NYSE: HON) announced today that Finisar has completed the acquisition of Honeywell’s VCSEL Optical Products business, based in Richardson, Texas, for approximately $75 million in cash. The parties had previously announced the signing of an agreement for the acquisition on January 26, 2004.

The VCSEL Optical Products business manufactures vertical cavity surface emitting lasers (VCSELs), primarily used in high-speed fiber optic data communications and position sensing applications. VCSELs are cost effective optical components that deliver coherent light with high efficiency and can be modulated at high speeds. Finisar provides fiber optic subsystems and network performance test systems that enable high-speed data communications for networking and storage applications. Finisar announced that, going forward, the VCSEL Optical Products business would be known as the Advanced Optical Components Division of Finisar and would operate as an autonomous business unit.

Finisar will recognize the financial results of the acquisition in the last quarter of its fiscal year ending April 30, 2004. The VCSEL Optical Products business generated approximately $36 million in revenues during 2003, including approximately $9 million from components supplied to Finisar. Finisar management will discuss the impact of this acquisition in the context of their outlook for the fourth quarter ending April 30, 2004 and fiscal 2005 at the regular quarterly conference call scheduled for March 2, 2004, after the close of market.

ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network performance test systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre

Finisar to Acquire Honeywell’s VCSEL Optical Products Business

Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using IP and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com

ABOUT HONEYWELL
Honeywell International is a $23 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; specialty chemicals; fibers; and electronic and advanced materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor’s 500 Index. For additional information, please visit www.honeywell.com.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Except for statements of historical fact, the statements contained in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These uncertainties include potential problems related to the assimilation and integration of the operations, technologies and products of the VCSEL Optical Products Business, as well as risks associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Other risks relating to Finisar’s business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

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